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                                                                    Exhibit 23.1





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:


We consent to the incorporation by reference in the Registration Statements
(Nos.   33-56271, 33-57177, 33-57399, 33- 57409, 33-57469, 33-59121, 33-63139,
33-64127, 33-65479, 33-65493, 33-65497 and 333-00765) on Form S-3, the
Registration Statement (No. 33-65311) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-57635, 33-60839, 33- 60843, 33-64827,
33-64829, 33-64831, 33-65483, 33-65485 and 33-65487) on Form S-8 of
Tele-Communications, Inc. of our reports dated March 18, 1996, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which reports appear in the December 31, 1995 annual report on Form 10-K of Tele-Communications, Inc.




                                                       /s/ KPMG PEAT MARWICK LLP
                                                       KPMG Peat Marwick LLP



Denver, Colorado
March 26, 1996